UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2010

Access Plans, Inc.
 (Exact name of registrant as specified in its charter)

OKLAHOMA	000-30099	27-1846323
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 36th Avenue NW, Suite 105, Norman, OK	73072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 579-8525

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of Access Plans, Inc. has appointed Brett Wimberley as Chief Financial Officer effective February 11, 2010. Mr. Wimberley will now serve as President and Chief Financial Officer of the Company. Rita McKeown, who has been Chief Financial Officer, will serve as Chief Accounting Officer.

Mr. Wimberley has served as one of our Directors, President and as Chief Operating Officer since May 2007 and has served as Chief Operating Officer of our subsidiary Benefit Marketing Solutions (BMS) since February 2002. Mr. Wimberley has been President of Southwest Brokers, Inc., a commercial real estate company, since February 1987. Mr. Wimberley served as President of Universal Marketing Services from October 1996 to December 2000 and Foresight, Inc. from December 1999 to December 2000. From January 1990 to September 1996, Mr. Wimberley served in various sales positions for United Bank Services, last as Senior Vice President. Mr. Wimberley holds a BBA and MBA from the University of Oklahoma.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Access Plans, Inc.

Date: February 15, 2010	/s/ Brett Wimberley
President
Chief Financial Officer
(Principal Financial Officer)